                     The Penn Mutual Life Insurance Company
A002430C
                                  Founded 1847




Annuitant                                                          Annuity Date



Contract Number                                                    Contract Date




The Penn Mutual Life Insurance Company will make monthly annuity payments and other payments as set forth in this contract.

This is a legal contract between the Owner and Penn Mutual. Please read the contract carefully.

VALUES AND PAYMENTS UNDER THIS CONTRACT, WHEN BASED UPON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE. THEY MAY DECREASE OR INCREASE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

TEN DAY RIGHT TO REVIEW CONTRACT: The Owner may cancel this contract within ten days after its receipt. Simply return or mail it to Penn Mutual or the representative through whom it was purchased. The Variable Account Value and Purchase Payments credited to the Fixed Account will be refunded.



/s/                                      /s/
   ----------------------------             ------------------------------------
   Secretary                                Chairman
                                            Chief Executive Officer




                                    Individual Variable and Fixed
                                    Annuity Contract
                                    Flexible Purchase Payments

                                    o  Annuity Payments payable on Annuity Date
                                    o Flexible Purchase Payments payable until Annuity Date
                                    o  Participating



The Penn Mutual Life Insurance Company, Independence Square, Philadelphia, Pennsylvania 19172

DV-790

                           Guide to Contract Sections

A002883I
Section 1 - Specifications

Section 2 - Endorsements

Section 3 - Definitions

Section 4 - Purchase Payments

Section 5 - Variable Account Provisions

Section 6 - Fixed Account Provisions

Section 7 - Payment on Death

Section 8 - Transfer To Another Contract

Section 9 - Withdrawal

Section 10 - Miscellaneous

SECTION I - CONTRACT SPECIFICATIONS

A002890P
--------------------------------------------------------------------------------
ANNUITANT                                                           ANNUITY DATE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CONTRACT                                                           CONTRACT DATE
--------------------------------------------------------------------------------

FIRST PURCHASE PAYMENT TO SEPARATE ACCOUNT                      AGE OF ANNUITANT



                                                    DATE CONTRACT ADMINISTRATION
THE SEPARATE ACCOUNT                                CHARGE IS DEDUCTED EACH YEAR

PENN MUTUAL VARIABLE ANNUITY ACCOUNT III

--------------------------------------------------------------------------------
MORTALITY AND EXPENSE RISK CHARGES ARE MADE DAILY AGAINST THE ASSETS OF THE SEPARATE ACCOUNT. ON AN ANNUAL BASIS THEY EQUAL 1.25% OF THE DAILY NET ASSET VALUE OF THE SEPARATE ACCOUNT.

--------------------------------------------------------------------------------
THE ASSETS OF THE SEPARATE ACCOUNT MUST EARN AN INVESTMENT RETURN OF AT LEAST 4.00% SO THAT THE DOLLAR AMOUNT OF VARIABLE ANNUITY PAYMENTS WILL NOT DECREASE.
--------------------------------------------------------------------------------

ELIGIBLE FUNDS


Fidelity Management                    Quest for Value Advisors
  Equity Income                          (a subsidiary of Oppenhiemer Capital)
  Growth                                 Value Equity
  Asset Manager                          Small Capitalization

Independence Capital (ICMI)            T. Rowe Price
  Money Market                           High Yield Bond
  Quality Bond                           Flexibly Managed
  Growth Equity
                                       Twentieth Century
Vontobel USA                             (Investors Research)
  International Equity                   TCI Growth

Neuberger & Berman
  Limited Maturity Bond Portfolio
  Balanced


EXCEPT WITH THE CONSENT OF PENN MUTUAL, THERE CAN BE NO ALLOCATION OF PURCHASE PAYMENTS AND TRANSFERS TO MORE THAN 17 OF THE FUNDS AND THE FIXED INTEREST ACCOUNTS OVER THE DURATION OF THE CONTRACT.

DIVISIBLE SURPLUS APPORTIONED TO THIS CONTRACT, IF ANY, WILL BE APPLIED TO PROVIDE ADDITIONAL ACCUMULATION UNITS OR ANNUITY UNITS UNLESS YOU ELECT TO HAVE IT PAID IN CASH. CONTRACT ADMINISTRATION CHARGE IS EQUAL TO THE LESSER OF $30, OR 2% OF THE VARIABLE ACCOUNT VALUE EACHYEAR IN WHICH FUNDS ARE HELD IN ONE OR MORE VARIABLE ACCOUNTS.

DV-790                                                                  PAGE 3A

               SCHEDULE OF PURCHASE PAYMENTS TO THE FIXED ACCOUNTS

A002692P

    DATE OF PAYMENT        HOLDING ACCOUNT         1 YR GUARANTEE            3 YR GUARANTEE

                           5 YR GUARANTEE          7 YR GUARANTEE            TOTAL PAYMENT

    AFTER:                 HOLDING ACCOUNT         1 YR GUARANTEE            3 YR GUARANTEE

    BUT BEFORE:            5 YR GUARANTEE          7 YR GUARANTEE            TOTAL PAYMENT

    BEGINNING:             HOLDING ACCOUNT         1 YR GUARANTEE            3 YR GUARANTEE

    UNTIL:                 5 YR GUARANTEE          7 YR GUARANTEE            TOTAL PAYMENT



THE AMOUNT OF PURCHASE PAYMENTS AND THE INTERVAL OF SUBSEQUENT PURCHASE PAYMENTS MAY BE CHANGED BY THE OWNER SUBJECT TO THE PROVISIONS OF THIS CONTRACT. ANY CHANGE WILL AFFECT THE AMOUNT OF THE ANNUITY BENEFIT.

GUARANTEED EFFECTIVE ANNUAL RATES OF INTEREST


DV-790
                                                                         PAGE 3B

SCHEDULE OF BENEFITS - FIXED ACCOUNT



A002693P
THIS IS BASED ON THE ELECTION OF INTEREST OPTIONS AND PURCHASE PAYMENTS MADE IN THE AMOUNTS AND AT THE INTERVALS STATED IN THE SCHEDULE OF PURCHASE PAYMENTS SPECIFIED ON PAGE 3B. ACCUMULATIONS BEYOND THE INITIAL GUARANTEE PERIOD AND PAYOUT OF BENEFITS ARE BASED ON THE MINIMUM CONTRACTUAL GUARANTEES.

THE AMOUNT OF MONTHLY ANNUITY BENEFIT ON THE ANNUITY DATE DEPENDS ON: (1) THE AMOUNT AND FREQUENCY OF PURCHASE PAYMENTS MADE (2) THE INTEREST OPTION(S) ELECTED (3) THE ACTUAL RATES CREDITED (4) THE ANNUITY OPTION CHOSEN.

FOR A WITHDRAWAL MADE DURING THE FIRST CONTRACT YEAR, THE WITHDRAWAL CHARGE WOULD BE 7% OF THE AMOUNT WITHDRAWN. FOR OTHER CHARGES SEE SECTIONS 5-B, 6-C AND 9.

                                                                         PAGE 3C

Section 2 - Endorsements
A002884E
Endorsement-Individual Retirement Annuity

The contract is amended as follows:

1. The definition of Owner in the Definitions Section is amended by the addition of the following provision:

   The entire interest in this contract will be for the exclusive benefit of the Annuitant who will be the Owner for his or her lifetime.

2. The following provision is added to the Purchase Payments Section:

   There are no fixed Purchase Payments under this contract.

   No Purchase Payments under this contract may be made unless this contract is an Individual Retirement Annuity which meets the requirements of Section 408(b) of the Internal Revenue Code (Code) for the taxable year of the Owner for or during which the Purchase Payment is made. Purchase Payments must be paid in cash and either:

   (a) must meet the requirements for deduction under Section 219 of the code and must not exceed the lesser of $2,000 or 100% of compensation per year except, in the case of a simplified employee pension as defined in
       Section 408(k) of the Code, the maximum Purchase Payment per year shall be 15% of compensation up to a maximum of $200,000 of compensation (adjusted pursuant to Section 415 of the code) may be contributed by the employer, or

   (b) must be paid with funds which qualify as a rollover contribution under Sections 402(a)(5), 402(a)(7), 408(b)(8), 408(d)(3), 409(b)(3)(c) of the
       Internal Revenue Code.

3. The Participating Contract paragraph in the Miscellaneous Section is amended to read as follows:

   Participating Contract. The contract may participate in our divisible surplus. Divisible surplus, if any. to be apportioned to the contract shall be apportioned annually and shall be credited to your Contract Value at the end of the contract year. Dividends will not be paid in cash.

   No divisible surplus is expected to be apportioned to this contract in the foreseeable future.

   Any refund of Purchase Payments (other than those attributable to excess contributions) will be applied before the close of the calendar year following the year of the refund toward payment of future premiums or the purchase of additional benefits.

4. Any benefits payable under the Annuity Payments Section, or Withdrawal Section are subject to the following added provisions:

   Article I-Notwithstanding any provision of this contract to the contrary, the distribution of an individual's interest shall be made in accordance with the minimum distribution requirements of section 408(a)(6) or section 408(b)(3) of the Code and the regulations thereunder, including the incidental death benefit provisions of section 1.401(a)(9)-2 of the proposed regulations, all of which are herein incorporated by reference.

   Article II-The owner's entire interest in the contract must be distributed, or begin to be distributed, by the owner's required beginning date, which is the April 1 following the calendar year in which the owner reaches age 70 1/2. For each succeeding year, a distribution must be made on or before December 31. By the required beginning date the owner may elect to have the balance in the contract distributed in one of the following forms:

   a. a single sum payment;
   b. equal or substantially equal payments over the life of the owner;
   c. equal or substantially equal payments over the lives of the owner and his or her designated beneficiary;
   d. equal or substantially equal payments over a specified period that may not be longer than the owner's life expectancy;

Endorsement No. 1534-90

A002885E

   e. equal or substantially equal payments over a specified period that may not be longer than the joint life and last survivor expectancy of the owner and his or her designated beneficiary.

   Article III-If the owner dies before his or her entire interest is distributed, the entire remaining interest will be distributed as follows:

   a. If the owner dies on or after distributions have begun under Article II, the entire remaining interest must be distributed at least as rapidly as provided under Article II.

   b. If the owner dies before distributions have begun under Article II, the entire remaining interest must be distributed as elected by the owner or, if the owner has not so elected, as elected by the beneficiary or beneficiaries, as follows:

      1) by December 31 st of the year containing the fifth anniversary of the owner's death; or

      2) in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31st of the year following the year of the owner's death. If, however, the beneficiary is the owner's surviving spouse, then this distribution is not required to begin before December 31st of the year in which the owner would have turned 70 1/2.

   Article IV-Unless otherwise elected by the owner prior to the commencement of distributions under Article II or, if applicable, by the surviving spouse where the owner dies before distributions have commenced, life expectancies of an owner or spouse beneficiary shall be recalculated annually for purposes of distributions under Article II and Article III. An election not to recalculate shall be irrevocable and shall apply to all subsequent years. The life expectancy of a non-spouse beneficiary shall not be recalculated.

   Article V-An individual may satisfy the minimum distribution requirements under sections 408(a)(6) and 408(b)(3) of the Code by receiving a distribution from one IRA that is equal to the amount required to satisfy the minimum distribution requirements for two or more IRAs. For this purpose, the owner of two or more IRAs may use the alternative method described in Notice 88-38,1988-1 C.B. 524, to satisfy the minimum distribution requirements described above.

5. In the Annuity Payments Section the Provision entitled Annuity Date is changed to read as follows, subject to the minimum distribution requirements of Section 4 above being satisfied by such alternative methods as may from time to time be approved by the Commissioner of Internal Revenue: Annuity Date. The Annuity Date must be on the first of the month. It may not be later than the first day of the next month after the Annuitant 's 90th birthday. You choose the Annuity Date in the application. You may change the Annuity Date up to 30 days prior to the current Annuity Date.

6. In the Miscellaneous Section, the provision entitled Ownership of Contract is changed to read as follows: Ownership-Transferability and Forfeitability Restriction. The Annuitant is the Owner. This contract is nontransferable by the Owner and the entire interest of the Owner is nonforfeitable in accordance with applicable provisions of the Internal Revenue Code.

7. The following provision is added to the Miscellaneous Section: Amendment of Policy. To the extent necessary to comply with applicable laws and regulations, including the Internal Revenue Code and rules and regulations thereunder, Penn Mutual reserves the right to amend this contract without the consent of the Owner. Such amendment may, to the extent necessary, have retroactive effect. The Owner will be given a copy of any such' amendments when they are made.

8. The terms of this endorsement shall override any inconsistent or conflicting provisions in the contract. The Effective Date of this endorsement is the later of January 1,1989, or the Contract Date.

Philadelphia, Pennsylvania
(Included at Issue)                      The Penn Mutual Life Insurance Company
                                         [GRAPHIC OMITTED]
Endorsement No. 1534-90

Section 2 - Endorsements
A002888E
Endorsement-Tax Deferred Annuity

The following provisions are added to the contract:

1. Non-transferable
   This policy or contract is non-transferable in accordance with Section 401(g) of the Internal Revenue Code. It may not be sold, assigned, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose, to any person other than Penn Mutual.

2. Benefit Commencement Date
   On the Annuity Date or, if earlier, within 90 days following receipt of the Owner's written notice of intent to commence annuity benefit payments, but in no event later than the last day of the calendar year in which the Owner attains age 701/2, annuity benefit payments will commence. The form of such benefit payments will be determined in accordance with the provisions of the following paragraphs.

3. Form of Benefit-Married Owner
   The term married owner shall mean an Owner who has been married to the same spouse for at least the twelve consecutive calendar months immediately preceding the Benefit Commencement Date. The form of benefit for a Married Owner shall be a Qualified Joint and 50% Survivor Annuity which is the actuarial equivalent of a life annuity. Election of an optional form of benefit may be made subject to the conditions set forth in Paragraph 6 below.

4. Form of Benefit-Unmarried Owner
   The form of benefit for an Owner who is not a Married Owner shall be a life annuity unless the Owner elects an optional form of benefit.

5. Payment of Death Benefit
   If the married Owner dies before the Benefit Commencement Date, the Death Benefit will be payable to the Married Owner's surviving spouse unless the spouse has consented to the waiver of such Death Benefit in a written, notarized statement of consent.

6. Notice and Election
   A. Notice
      At least 90 days before the earlier of (i) the Annuity Date or (ii) the last day of the calendar year in which the owner attains age 701/2, or immediately upon receipt of the Owner's written notice of intent to commence annuity benefit payments, Penn Mutual will give the Owner written Notice. Such Notice will:

      1. Set forth the optional forms of benefit available to the Owner who is not a Married Owner, and the procedure for electing an optional form of benefit.

      2. Provide, for the Married owner, an explanation of the Qualified Joint and Survivor Annuity and of the optional forms of benefit available, the Married Owner's right to elect an optional form of benefit, the spouse's right to waive the Qualified Joint and Survivor Annuity, and the Owner's rights during the election period.

   B. Election Unless the owner notifies Penn Mutual in writing of election of an optional form of benefit by the day before the Benefit Commencement Date, annuity benefit payments shall be in the form of benefit set forth in Paragraphs 3 and 4 above.

   Election by a Married Owner of a form of benefit other than Qualified Joint and Survivor Annuity will be valid only if accompanied by the written, notarized consent to waiver of the Qualified Joint and Survivor Annuity by the Married Owner's spouse.


Endorsement No. 1495-90

A002889E
7. Optional Forms of Benefit
   Subject to the conditions and limitations in Paragraph 6 above, an owner may elect any annuity payment option set forth in the Annuity Options section or Income Payments Options section of the policy or contract. The form of benefit may not be changed after the Benefit Commencement Date.

8. Benefit Restrictions
   Any benefits payable under the Annuity Payments Section, or the Withdrawal Section are subject to the following added provisions:

   A. Effective with respect to contributions made after December 31, 1988, withdrawals attributable to contributions made pursuant to a salary reduction agreement may be made only when the Owner is over age 591/2, leaves the employment of the employer who purchased the contract, dies, becomes disabled as defined in Section 72(m)(7) of the Code, or establishes hardship as defined in the Code. In the case of hardship withdrawal, no income attributable to such contributions may be withdrawn.

   B. Any withdrawal or annuity benefits under this contract will be paid either:

      (i)  in one sum to the Owner not later than April 1 of the calendar year following the year In which the Owner attains age 70 1/2; or
      (ii) in equal or substantially equal monthly, quarterly, semiannual or annual payments beginning no later than April 1 of the calendar year following the year in which the Owner attains age 70 1/2.

      The periodic payments must extend over either:

      (i) the life of the Owner or the joint life of the Owner and designated beneficiary; or (ii) a fixed period not to exceed the life expectancy of the Owner or the joint life expectancy of the Owner and designated beneficiary.

      The periodic payments will be provided by an annuity option.

9. Effective Date

   The Effective Date of this endorsement is the later of January 1, 1989 or the Contract Date.


Philadelphia, Pennsylvania
(Included at Issue)                       The Penn Mutual Life Insurance Company
                                                        [GRAPHIC OMITTED]

Endorsement No. 1495-90

Section 2 - Endorsements
A002886E
Endorsement - 403(b) Contract Loans

The Individual Variable and Fixed Annuity Contract is amended as follows:

1. The following is added to Subsection A. Interest Options;

Section 6 - Fixed Account Provisions:

   Restricted Account. Amounts will be transferred to and from the Restricted Account in accordance with the provisions of Section 11 - Loans and the terms of a Loan Request and Agreement as provided therein. For each amount transferred to the Restricted Account, interest will be credited at an effective annual rate declared by Penn Mutual. Such rate will be 2 1/2% less than the interest rate charged by Penn Mutual on the loan with respect to which the transfer to the Restricted Account was made. Interest will be credited at the same rate for the entire period that all or any part of the amount is held in the Restricted Account. The declared effective annual interest rate under the Restricted Account will never be less than 4%. On each contract anniversary, interest credited to the Restricted Account will be transferred to the investment accounts in accordance with the Owner's then current purchase payment allocation instructions.

2. Section 7 - Payment on Death is amended by the addition of the following: Any outstanding loan balance will be repaid before any death benefit proceeds are payable.

3. Section 9 - Withdrawal is amended by the addition of the following:

   The proceeds of any full or partial withdrawal must first be applied to the repayment of any outstanding loan balance. 4. The following provision is added to Section 10 - Miscellaneous:

   Any outstanding loan balance must be repaid before Account Values can be applied to provide annuity payments and before the contract, or any part thereof or right therein, is assigned, transferred or exchanged.

   While a loan is outstanding, the net amount of any withdrawal, after deduction of all applicable charges, must be at least equal to the scheduled loan payment.

5. The following Section 11 is added to the contract:

   Section 11 - Loans

   Contract Loans. At any time following one month after the Contract Date, the Owner may borrow funds from the general account of Penn Mutual if this contract was issued as part of an arrangement under the provisions of Section 403(b) of the Internal Revenue Code.

   Loan Request and Agreement. To make a loan under this contract, the Owner must submit a completed Loan Request and Agreement on a form provided by Penn Mutual.

   Loan Amount. The maximum loan amount is one-half of the Contract Value but not more than $50,000. The minimum loan amount is $2,000. No loan may be made if the Contract Value is less than $4,000. No new loan may be made if any part of a prior loan remains unpaid.

   Restricted Account. When a loan is made, an amount equal to the amount of the loan will be transferred to the Restricted Account from investment accounts of the Variable Account and the Fixed Account in accordance with direction provided by the Owner in the Loan Request and Agreement. When a loan payment is received by Penn Mutual, an amount equal to the portion which is repayment of principal will be transferred from the Restricted Account to the Fixed Holding Account. Transfers from the Restricted Account will be made as of the date a loan payment is received or, if earlier, the due date of a payment received during the grace period.

   Loan Interest. The loan will bear interest at a rate declared by Penn Mutual for the entire term of the loan. Such rate will be based on the Monthly Average of the Composite Yield on Seasoned Corporate Bonds as published by Moody's Investor Service, Inc. for the calendar month ending two months before the effective date of the loan. If the Monthly Average of the Composite Yield on Seasoned Corporate Bonds is no longer published, the rate used in its place will be as established by law or by regulation of the insurance supervisory official of the jurisdiction in which this policy is

Endorsement No. 1536-90
   delivered. Interest will accrue on the outstanding loan balance until the entire loan is repaid; provided, however, that in the event of prepayment of the entire loan in the first loan year, the amount of interest payable as part of the scheduled payments during the first loan year must still be paid. If interest is not paid when due, it will be added to the outstanding loan balance and will then bear interest at the same rate.

A002887E
   Term of Loan. A loan made for the purchase of a primary residence may be made for 10 years. All other loans will be for a term of 5 years.

   Repayment. Each loan, together with all accrued interest, must be fully repaid in equal quarterly payments over its term. Payments will be due three months from the effective date of the loan and every three months thereafter. Payments must be made to Penn Mutual at its Home Office or its designated service office.

   Grace Period. Each scheduled loan payment shall have a grace period of 30 days from its due date during which a loan payment will not be deemed in default. Any scheduled loan payment which is not made within the grace period will be in default. A payment made after the grace period but before the next scheduled bill date will be deemed an unscheduled prepayment of principal.

   Payment In Default. If a payment is in default, an amount equal to the defaulted payment including interest accrued plus any applicable contract charges will be withdrawn from the contract in accordance with the Owner's direction in the Loan Request and Agreement but subject to the timing restrictions of Section 403(b)(11) of the Internal Revenue Code. The amount withdrawn will be applied to the payment in default.

   Such withdrawal will not be subject to minimum withdrawal amount or remaining account balance.

   Loan In Default. If at any time during the term of the loan four scheduled payments are not made within the applicable grace periods, the entire loan will be in default and immediately due and payable. An amount equal to the outstanding loan balance, including all accrued interest plus any applicable contract charges, will be withdrawn from the contract in accordance with the Owner's direction in the Loan Request and Agreement but subject to the timing restrictions of Section 403(b)(11) of the Internal Revenue Code. The amount withdrawn will be applied to repay the loan in default.

   Such withdrawal will not be subject to minimum withdrawal amount or remaining account balance.

   Death of Annuitant. In the event of the death of the Annuitant, any outstanding loan shall be considered immediately due and payable in full from proceeds payable under the Payment on Death provisions of the contract.

6. The effective date of this endorsement is the Contract Date unless a later date is shown below.

Philadelphia. Pennsylvania
(Included at Issue)                       The Penn Mutual Life Insurance Company
                                          [GRAPHIC OMITTED]
Endorsement No. 1536-90

Section 3 - Definitions
A002754P

   Owner: The person or entity entitled to exercise all rights under the contract.

   Annuitant: The person during whose life annuity payments are made.

   Purchase Payments: The money paid to Penn Mutual under this contract.

   Variable Account: The account established for the Owner under Section 5 of this contract to which Purchase Payments are credited.

   Accumulation Unit: A measuring unit used to compute the Variable Account Value prior to the Annuity Date.

   Annuity Unit: A measuring unit used to compute Variable Annuity Payments.

   Variable Account Value: The value of all Accumulation Units credited to the Variable Account.

   Fixed Account: The account established for the Owner under Section 6 of this contract to which Purchase Payments are credited.

   Fixed Account Value: The sum of all Purchase Payments and transfers allocated to the Fixed Account, increased by interest credited to and reduced by withdrawals and amounts transferred from the Fixed Account.

   Contract Value: The sum of the Variable Account Value and the Fixed Account Value.

   Nonforfeiture Date: The later of (i) the date which is the tenth anniversary of the contract date, or (ii) the Annuitant 's 70th birthday, but in no event later than the Annuity Date.

   Qualified Plan: A retirement plan which receives special tax treatment under Sections 401, 403, 404, 408, 457 or any similar provisions of the Internal Revenue Code.

   Nonqualified Plan: Any arrangement other than a Qualified Plan.

Section 4 - Purchase Payments





   Purchase Payments will be credited to the Variable Account or the Fixed Account in accordance with instructions provided by the Owner.

   First Purchase Payment: The first Purchase Payment must be made before issue of the contract. The minimum first Purchase Payment is $250 for Qualified Plans and $2,500 for Nonqualified Plans, or such lower minimums as Penn Mutual may establish.

   Subsequent Purchase Payments: Purchase Payments, after the first, may be made at any time without prior notice to Penn Mutual. The minimum subsequent Purchase Payment is $50 for Qualified Plans and $300 for Nonqualified Plans.

   Total Purchase payments in any calendar year may not exceed $1,000,000 without the consent of Penn Mutual.

A002755P
Section 5 - Variable Account Provisions

   A. The Separate Account. The name of the Separate Account is specified in
      Section 1. It is a separate account of The Penn Mutual Life Insurance Company. It is for this and other contracts. Amounts credited to the Variable Account will be allocated to the Separate Account.

      Investment of Separate Account Assets. Assets held in the Separate Account will be invested in one or more eligible mutual funds. Current eligible mutual funds are specified in Section 1.

      For this and other contracts the Separate Account is divided into investment accounts. There is an investment account for each eligible mutual fund. For each investment account, there is a subaccount for Qualified Plans and a subaccount for Nonqualified Plans.

      The Owner must choose the investment account(s) to which Purchase Payments credited to the Variable Account are to be allocated.

      Penn Mutual owns the assets held in the Separate Account. However, the portion of such assets equal to the reserves and other contract liabilities with respect to each subaccount of each investment account of the Separate Account are not chargeable with liabilities arising out of any other business Penn Mutual may conduct.

      Upon notice to Penn Mutual the Owner may transfer part or all the value of the Accumulation Units or Annuity Units credited under this contract from one investment account to another. Upon notice to Penn Mutual, the Owner may transfer part or all the value of the Accumulation Units to the Fixed Account. No more than two such transfers may be made in a calendar month and no more than 12 such transfers may be made in a calendar year. Penn Mutual reserves the right to charge a fee for transfers in excess of six in a calendar year. Such fee for excess transfers will not exceed $10 per transfer. The minimum transfer amount is $250, or, if less, the amount held in the investment account.

      Such investment account transfers, as well as all other investments, are subject to the limits and rules applicable to each mutual fund.

      Substitution of Investment. If investment in a mutual fund should no longer be possible or in our judgment becomes inappropriate to the purposes of the contract, we may substitute another mutual fund. Substitution may be made with respect to existing investments and the investment of future Purchase Payments.

      Substitution will be subject to the approval of the Insurance Department of the jurisdiction in which this contract is delivered.

   B. Charges and Deductions

      Contract Administration Charge. This charge is the lesser of 2% of the Variable Account Value at the end of the contract year or $30. It will be deducted each year in which funds are held in the Variable Account. It will be deducted on the date specified in Section 1. It will also be deducted when the Variable Account Value is withdrawn in full if withdrawal is not on the date specified. The charge will never exceed $30. The charge will not be deducted on or after the Annuity Date.

      Expense Risk Charge. This charge is made to compensate Penn Mutual for guaranteeing that the contract administration charge will never exceed $30. On an annual basis it equals 0.5% of the daily net asset value of the Separate Account.

      Mortality Risk Charge. This charge is made to compensate Penn Mutual for the mortality guarantees made under this contract. On an annual basis it equals 0.75% of the daily net asset value of the Separate Account.

      Contingent Deferred Sales Charge. This charge, if applicable, will be deducted upon withdrawal, in whole or in part, of the Contract Value. See
      Section 9. This charge will not apply to any 10% Free Withdrawal, any disability Free Withdrawal, any payment on Death or any Variable or Fixed Annuity Payments.

A002756P
      Premium Taxes. Premium taxes, if any, imposed by a state or other government will be deducted when due.

      Deductions. The expense risk charge and mortality risk charge will be computed and deducted from each subaccount of each investment account of the Separate Account established under the contract for each day the contract is in force. Other charges, to the extent applicable to the Variable Account, will be deducted by canceling accumulation units or annuity units of a value equal to the deduction. Cancellation of accumulation units will be in the ratio of the Owner's interest in each subaccount to the Variable Account Value.

   C. Variable Accumulation Values

      Valuation Period. As used in this contract, this is the interval from one valuation time to the next valuation time. Valuation time is the time as of which each mutual fund determines the net asset value of its shares.

      Number of Accumulation Units. For each subaccount of each investment account of the Separate Account, the number of Accumulation Units is the sum of

      Each Purchase Payment allocated to the subaccount

      divided by

      The value of an Accumulation Unit for that subaccount for the valuation period in which the Purchase Payment was received.

      The number of Accumulation Units will be adjusted for transfers, withdrawals and charges. Adjustments will be made as of the valuation period in which all requirements for the transaction are received.

      Value of Each Accumulation Unit. For each subaccount of each investment account of the Separate Account, the value was arbitrarily set at $10 when the subaccount was established. The value may increase or decrease from one valuation period to the next. For any valuation period the value is

      The value of an Accumulation Unit for the prior valuation period.

      multiplied by

      The net investment factor for that subaccount for the current valuation period.

      Net Investment Factor. As used in this contract, Net Investment Factor is an index used to measure the investment performance of a subaccount from one valuation period to the next. For any subaccount, the net investment factor for a valuation period is found by dividing (a) by (b) and subtracting (c):

      Where (a) is

      The net asset value per share of the mutual fund held in the subaccount, as of the end of the valuation period plus

      The per-share amount of any dividend or capital gain distributions by the mutual fund if the "ex-dividend" date occurs in the valuation period

A002757P


      plus or minus

      A per-share charge or credit as Penn Mutual may determine, as of the end of the valuation period, for tax reserves.

      Where (b) is

      The net asset value per share of the mutual fund held in the subaccount as of the end of the last prior valuation period plus or minus

      The per-share charge or credit (if any) for tax reserves as of the end of the last prior valuation period.

      Where (c) is

      The sum of the daily Expense Risk Charge and the daily Mortality Risk Charge. On an annual basis, the sum of such charges equals 1.25% of the daily net asset value of the Separate Account.

   D. Variable Annuity Payments

      Annuity Date. Unless another Annuity Date was chosen in the application or later written notification, the Annuity Date for Nonqualified Plans will be the first day of the next month after the Annuitant's 85th birthday and, for Qualified Plans, the first day of April in the calendar year following the year in which the Annuitant attained age 70 1/2.

      The Annuity Date may not be earlier than the first contract anniversary and must be on the first day of a month. The Owner may change the Annuity Date up to 30 days before the current Annuity Date.

      Variable Annuity Options. The Owner or the Owner's surviving beneficiary may choose a variable annuity option up to 30 days prior to the Annuity Date.

      First Variable Annuity Payment. Premium taxes, if any, will be deducted from the Variable Account Value. The net Variable Account Value as of the Annuity Date will be applied to the annuity table for the option chosen. The annuity tables show the amount of the first payment for each $1,000 so applied, according to the age at the Annuity Date. The tables are based on the 1983 Individual Annuity Mortality Table with interest at 4%. Adjusted ages are used in applying those tables.

      Subsequent Variable Annuity Payments. Payments after the first will vary in amount according to the investment performance of the subaccount or subaccounts chosen. The payment amount may change from month to month. The amount of each subsequent payment is the sum of the following amounts attributable to each applicable subaccount.

      The number of Annuity Units for the subaccount

      multiplied by

      The value of an Annuity Unit for that subaccount for the valuation period in which payment is due.

      The amount of each annuity payment after the first will not be affected by variations in expense or mortality experience.

      Minimum Annuity Payments. If the net Contract Value to be applied at the Annuity Date is less than $5,000, Penn Mutual may pay such amount in a lump sum. Annuity payments will be made monthly, quarterly, semi-annually or annually at the Owner's request. If any payment would be less than $50, Penn Mutual may change the frequency so that payments are at least $50 each.

A002758P

      Number of Annuity Units. The number of units for the subaccount of each investment account chosen is

      The amount of the first variable annuity payment attributable to that subaccount divided by

      The value of an Annuity Unit for the subaccount as of the Annuity Date.

      The number of Annuity Units is fixed except for adjustments for subaccount transfers. Adjustments will be made as of the valuation period in which all requirements for the transfer are received.

      Value of Each Annuity Unit. For each subaccount of each investment account, the value of an Annuity unit was arbitrarily set at $10 when the subaccount was established. The value may increase or decrease from one valuation period to the next. For any valuation period the value is

      The value of an Annuity Unit for the last prior valuation period multiplied by

      The net investment factor for that subaccount for the valuation period multiplied by

      An interest factor to neutralize the assumed investment rate of 4% built into the annuity tables.

   E. Variable Annuity Options

      Option 1 - Variable Annuity for Specified Number of Years. Payments will be made for a specified number of years, which may not be less than 5 nor more than 25.

      Option 2 - Variable Life Annuity. Payments will be made for the life of the Annuitant. Payments will cease with the last payment due prior to the Annuitant's death.

      Option 3 - Variable Life Annuity with Payments Guaranteed for 10 or 20 Years. Payments will be made for the life of the Annuitant. A guaranteed payment period of either 10 or 20 years may be chosen.

      Option 4 - Variable Joint and Survivor Life Annuity. Payments will be made during the lifetimes of the Annuitant and a designated second Annuitant. Payments will continue as long as either is living. The amount of such payments will not change by reason of the death of the first Annuitant to die.

      If the Annuitant dies prior to the end of the specified period under Option 1 or the guaranteed period under Option 3, the beneficiary may choose either:

      (1) To have the payments continue for the specified or guaranteed period, or

      (2) To receive at any time in one sum the present value of the remaining payments to be made over the specified or guaranteed period.

      If the beneficiary dies while receiving annuity payments under Option 1 or Option 3, the present value of remaining payments will be paid in one sum to the beneficiary's estate. The present value will be (a) computed as of the valuation period in which due proof of death is received at our designated service office, and (b) commuted at the rate of 4% per annum.

      Payments. Payments will be made on the first day of the month starting with the Annuity Date. Payments under all options will be made to or at the direction of the Owner.

A002759P
F. Variable Annuity Option Tables


The following tables show the amount of the first monthly income payment for each $1,000 of value applied under a variable annuity option. "Age" as used in the tables for Options 2, 3, and 4 means an adjusted age determined in the following manner from the actual age of the Annuitant on the birthday nearest the date of the first payment:

            Date of First Payment                           Adjusted Age
           Before calendar year 2000                Actual age
                 2000 - 2009                        Actual age decreased by 1
                 2010 - 2019                        Actual age decreased by 2
                 2020 and later                     Actual age decreased by 3


                                           Option 1 - Annuity for Specified Number of Years
------------------------------------------------------------------------------------------------------------------------------------
Number of Years                       5       6        7        8        9        10     11       12       13       14
Monthly Income                      18.32   15.56    13.59    12.12    10.97    10.06   9.31     8.69     8.17     7.72
------------------------------------------------------------------------------------------------------------------------------------
Number of Years            15        16      17       18       19       20       21      22       23       24       25
Monthly Income             7.34     7.00    6.71     6.44     6.21     6.00     5.81    5.65     5.49     5.35     5.22
------------------------------------------------------------------------------------------------------------------------------------

Option 2 - Variable Life Annuity and Option 3 - Variable Life Annuity with Payments Guaranteed for 10 or 20 Years

------------------------------------------------------------------------------------------------------------------------------------
                                     Life                   10 Years                  20 Years
                 Age               Annuity                Guaranteed                 Guaranteed
------------------------------------------------------------------------------------------------------------------------------------
                  50                4.68                      4.64                      4.53
                  51                4.75                      4.71                      4.58
                  52                4.82                      4.78                      4.64
                  53                4.90                      4.85                      4.69
                  54                4.98                      4.92                      4.75

                  55                5.06                      5.00                      4.81
                  56                5.15                      5.08                      4.87
                  57                5.25                      5.17                      4.93
                  58                5.35                      5.27                      4.99
                  59                5.46                      5.36                      5.06

                  60                5.58                      5.47                      5.12
                  61                5.71                      5.58                      5.19
                  62                5.84                      5.69                      5.25
                  63                5.98                      5.81                      5.31
                  64                6.14                      5.94                      5.38

                  65                6.30                      6.07                      5.44
                  66                6.48                      6.21                      5.50
                  67                6.66                      6.36                      5.56
                  68                6.86                      6.51                      5.61
                  69                7.08                      6.67                      5.66

                  70                7.31                      6.83                      5.71
                  71                7.56                      7.00                      5.75
                  72                7.83                      7.17                      5.79
                  73                8.12                      7.35                      5.83
                  74                8.43                      7.53                      5.86

                  75                8.77                      7.72                      5.89
                  76                9.13                      7.90                      5.91
                  77                9.52                      8.08                      5.93
                  78                9.94                      8.26                      5.95
                  79               10.40                      8.44                      5.96

                  80               10.88                      8.61                      5.97
                  81               11.41                      8.77                      5.98
                  82               11.98                      8.93                      5.99
                  83               12.58                      9.07                      5.99
                  84               13.23                      9.20                      5.99

                  85               13.92                      9.33                      6.00

Option 4 - Variable Joint and Survivor Life Annuity
--------------------------------------------------------------------------------

      Age            50      55       60       65       70       75      80       85      Age
       50           4.21    4.31     4.41     4.49     4.55     4.60    4.63     4.65      50
       55           4.31    4.47     4.61     4.74     4.84     4.92    4.98     5.01      55
       60           4.41    4.61     4.82     5.02     5.19     5.32    5.42     5.49      60

       65           4.49    4.74     5.02     5.30     5.58     5.81    5.99     6.12      65
       70           4.55    4.84     5.19     5.58     5.98     6.37    6.69     6.93      70
       75           4.60    4.92     5.32     5.81     6.37     6.95    7.50     7.95      75
       80           4.63    4.98     5.42     5.99     6.69     7.50    8.36     9.14      80
       85           4.65    5.01     5.49     6.12     6.93     7.95    9.14     10.37     85

s
Section 6 - Fixed Account Provisions



A002760P

   A. Interest Options
      Interest will be earned on the Fixed Account value from the date amounts are credited to the Fixed Account to the date amounts are applied to an annuity option, paid upon the death of the Owner or Annuitant, transferred or withdrawn.

      Each amount credited to the Fixed Account will be credited with interest under the Fixed Holding Account, the One Year Guaranteed Account, the Three Year Guaranteed Account, the Five Year Guaranteed Account or the Seven Year Guaranteed Account. The Owner chooses the account(s) to which Purchase Payments and transfers credited to the Fixed Account are to be allocated.

      The minimum amount for an allocation to the Fixed Holding Account is $50. The minimum amount for an allocation to the One Year Guaranteed Account or the Three Year Guaranteed Account is $250. The minimum amount for an allocation to the Five Year Guaranteed Account or the Seven Year Guaranteed Account is $5,000.

      Fixed Holding Account. For each amount allocated to the Fixed Holding Account, interest will be credited at an effective annual rate declared by Penn Mutual on the first day of each calendar year. The declared rate will apply through the end of the calendar year. Thereafter, interest will be credited on such amount for successive calendar years at the declared effective rate then applicable to new allocations to the account.

      The declared effective annual interest rate under the Fixed Holding Account will never be less than 4%.

      One Year Guaranteed Account. For each amount allocated to the One Year Guaranteed Account, interest will be credited at an effective annual rate declared by Penn Mutual. The declared rate will apply through the end of the twelve month period which begins on the first day of the calendar month in which the allocation is made. Thereafter, interest will be credited on such amount for successive twelve month periods at the declared effective annual rate then applicable to new allocations to the account made as of the beginning of each such period.

      For the first seven contract years Penn Mutual will declare an effective annual interest rate under the One Year Guaranteed Account which is not less than the published 52 Week United States Treasury Bill discount rate from the most recent regularly scheduled auction held before the beginning of the calendar month. If the auction program is discontinued, Penn Mutual will substitute an index which in its option is comparable and which is approved by the jurisdiction in which this contract is delivered.

      The declared effective annual interest rate under the One Year Guaranteed Account will never be less than 4%.

      Three Year Guaranteed Account, Five Year Guaranteed Account and Seven Year Guaranteed Account. For each amount allocated to the Three Year Guaranteed Account, the Five Year Guaranteed Account or the Seven Year Guaranteed Account, interest will be credited at an effective annual rate declared by Penn Mutual for such account. The declared rate will apply through the end of the thirty-six month period, sixty month period or eighty-four month period, as applicable, which begins on the first day of the calendar month in which the allocation is made.

      Thereafter, interest will be credited on such amount for successive thirty-six, sixty or eighty-four month periods at the declared effective annual rate then applicable to new allocations as of the beginning of each such period.

      The declared interest rate under the Three Year, Five Year and Seven Year Guaranteed Accounts will never be less than 4%. Page 11

A002761P

   B. Change of Interest Election

      The Owner may transfer an amount from the Fixed Holding Account to another account within the Fixed or Variable Account at any time.

      The Owner may transfer an amount from the One Year, Three Year, Five Year or Seven Year Guaranteed Account to another account within the Fixed or Variable Account only during the 25 day period immediately following the end of the period for which an interest rate is guaranteed on such amount.

      No more than two transfers from one account to another may be made in any calendar month and no more than 12 such transfers may be made in any calendar year. Penn Mutual reserves the right to charge a fee for transfers in excess of six in a calendar year. Such fee for excess transfers will not exceed $10 per transfer.

      The minimum amount of transfer from one account to another is $250 or, if less, the amount held in the account. In the event of a partial transfer to another account, at least $50 must be left in the Fixed Holding Account; at least $250 must be left in the One Year Guaranteed Account; at least $5,000 must be left in the Five Year Guaranteed Account or the Seven Year Guaranteed Account.

   C. Charges

      Group Maintenance Charge. This charge of $15 will be deducted on a contract anniversary if (i) this contract was issued as part of a Qualified plan as defined in Section 401, 403(b) or 457 of the Internal Revenue Code, (ii) the Contract Value is less than $2,500 on the contract anniversary and (iii) at no time during the preceding contract year were any funds held in the Variable Account. No charge will be deducted if no Purchase Payments were made in the preceding contract year. The charge will be deducted from the amount most recently allocated to the account with the shortest interest rate guarantee duration.

      Contingent Deferred Sales Charge. This charge, if applicable, will be deducted upon withdrawal, in whole or part, of the Contract Value. See
      Section 9. This charge will not apply to any 10% Free Withdrawal, any disability Free Withdrawal, any Payment on Death or any Variable or Fixed Annuity Payments.

      Premature Withdrawal Charge. This charge will be deducted from any amount withdrawn from the Three Year Guaranteed Account, The Five Year Guaranteed Account or the Seven Year Guaranteed Account before the end of the period for which a declared effective annual interest rate is guaranteed on such amount.

      The amount subject to the Premature Withdrawal Charge will be:

      1. for the first withdrawal from this contract in any Contract Year after the first Contract Year, the total amount withdrawn from the Three Year, Five Year or Seven Year Guaranteed Account minus the greater of
         (i) any amount for which the declared effective annual interest rate guarantee has expired within the immediately preceding 25 days, or (ii) an amount equal to 10% of the Value, as of the date of the withdrawal, of the Three Year, Five Year or Seven Year Guaranteed Account from which the withdrawal is made; or

      2. for any other withdrawal, the total amount withdrawn from the Three Year, Five Year or Seven Year Guaranteed Account minus any amount for which the declared effective annual interest rate guarantee has expired within the immediately preceding 25 days.

      Provided however, that the Premature Withdrawal Charge shall not apply to any disability Free Withdrawal set forth in Section 9, any Payment on Death or any Variable or Fixed Annuity Payments.

      For premature withdrawal from the Three Year Guaranteed Account the Premature Withdrawal Charge will be a percentage of the amount subject to the charge equal to one-fourth of the most recent effective annual interest rate then applicable to the amount subject to the charge.

A002762P

      For premature withdrawals from the Five Year Guaranteed Account or the Seven Year Guaranteed Account the Premature Withdrawal Charge will be a percentage of the amount subject to the charge equal to one-half of the most recent effective annual interest rate then applicable to the amount subject to the change.

      Maximum Charge. In no event will the sum of the Premature Withdrawal Charge and the Contingent Deferred Sales Charge set forth in Section 9 exceed 10% of the amount withdrawn or such lesser percentage as may be the maximum in the jurisdiction in which this contract is issued.

      On the Nonforfeiture Date, the Premature Withdrawal Charge will be equal to two percent of the entire amount withdrawn from the Three Year, Five Year or Seven Year Guaranteed Account.

      Before or after the Nonforfeiture Date, the Premature Withdrawal Charge will not exceed two percent of the entire amount withdrawn from the Three Year, Five Year or Seven Year Guaranteed Account.

      The total of all Premature Withdrawal Charges deducted will never exceed the total amount of all interest which has been credited to the Fixed Account.

   D. Fixed Annuity Payments

      Annuity Date. Unless another Annuity Date was chosen in the application or later written notification, the Annuity Date for Nonqualified Plans will be the first day of the next month after the Annuitant's 85th birthday and, for Qualified Plans, the first day of April in the calendar year following the year in which the Annuitant attained age 70 1/2.

      The Annuity Date may not be earlier than the first contract anniversary and must be on the first day of a month. The Owner may change the Annuity Date up to 30 days before the current Annuity Date.

      Fixed Annuity Options. The Owner or the Owner's surviving beneficiary may choose a fixed annuity option up to 30 days prior to the Annuity Date.

      Amount of Fixed Annuity Payments. Premium taxes, if any, will be deducted from the Fixed Account Value. The Fixed Account Value, net of any premium taxes, as of the Annuity Date will be applied to the fixed annuity option chosen. The monthly income under Options 1, 2, 3 and 4 will equal the monthly income under a comparable single premium nonparticipating annuity available from Penn Mutual at the time fixed annuity payments are to begin.

      The guaranteed monthly income under Option 1, Option 2, Option 3 and Option 4 will be based on interest at a rate of 4% per year compounded annually. Fixed Annuity Options 1, 2, 3 and 4 will not participate in divisible surplus.

      Minimum Annuity Payments. If the net Contract Value to be applied at the Annuity Date is less than $5,000, Penn Mutual may pay such amount in a lump sum. Fixed Annuity payments will be made monthly, quarterly, semi-annually or annually at the Owner's request.

      If any payment would be less than $50, Penn Mutual may change the frequency of payment so that payments are at least $50 each.

   E. Fixed Annuity Options

      Option 1 - Fixed Annuity for Specified Number of Years. Payments will be made for a specified number of years, which will be not less than 5 years nor more than 25 years.

      Option 2 - Fixed Life Annuity. Payments will be made for the life of the Annuitant. Payments will cease with the last payment due prior to the Annuitant's death.

A002763P

      Option 3 - Fixed Life Annuity with Payments Guaranteed for 10 or 20 Years. Payments will be made for the life of the Annuitant. A guaranteed payment period of either 10 or 20 years may be chosen.

      Option 4 - Fixed Joint and Survivor Life Annuity. Payments will be made during the lifetimes of the Annuitant and a designated second Annuitant.

      If the Annuitant dies prior to the end of the specified period under Option 1 or the guaranteed period under Option 3, the beneficiary may choose either:

      (1) to have the payments continue for the specified or guaranteed period, or

      (2) to receive at any time in one sum the present value of the remaining payments to be made over the specified or guaranteed period.

      If the beneficiary dies while receiving annuity payments under Option 1 or Option 3 the present value of remaining payments will be paid in one sum to the beneficiary's estate. The present value will be based on interest at a rate set by Penn Mutual at the time payments are to begin.

      Payment. Payments will be made on the first day of the month starting with the Annuity Date. Payments under all options will be made to or at the direction of the Owner.

F. Fixed Annuity Option Tables

A002764P
The following tables show the amount of the monthly income payment for each $1,000 of value applied under a fixed annuity option. "Age" as used in the tables for Options 2, 3, and 4 means an adjusted age determined in the following manner from the actual age of the Annuitant on the birthday nearest the date of the first payment:

            Date of First Payment                         Adjusted Age
           Before calendar year 2000              Actual age
                2000 - 2009                       Actual age decreased by 1
                2010 - 2019                       Actual age decreased by 2
              2020 and later                      Actual age decreased  by 3

             Option 1 - Fixed Annuity for Specified Number of Years

------------------------------------------------------------------------------------------------------------------------------------
Number of Years                       5       6        7        8        9        10     11       12       13       14
Monthly Income                      18.32   15.56    13.59    12.12    10.97    10.06   9.31     8.69     8.17     7.72
------------------------------------------------------------------------------------------------------------------------------------
Number of Years            15        16      17       18       19       20       21      22       23       24       25
Monthly Income             7.34     7.00    6.71     6.44     6.21     6.00     5.81    5.65     5.49     5.35     5.22
------------------------------------------------------------------------------------------------------------------------------------

Option 2 - Fixed Life Annuity and Option 3 - Fixed Life Annuity with Payments Guaranteed for 10 or 20 Years

------------------------------------------------------------------------------------------------------------------------------------
                                    Life                    10 Years                 20 Years
                  Age              Annuity                 Guaranteed               Guaranteed
------------------------------------------------------------------------------------------------------------------------------------
                  50                4.68                      4.64                      4.53
                  51                4.75                      4.71                      4.58
                  52                4.82                      4.78                      4.64
                  53                4.90                      4.85                      4.69
                  54                4.98                      4.92                      4.75

                  55                5.06                      5.00                      4.81
                  56                5.15                      5.08                      4.87
                  57                5.25                      5.17                      4.93
                  58                5.35                      5.27                      4.99
                  59                5.46                      5.36                      5.06

                  60                5.58                      5.47                      5.12
                  61                5.71                      5.58                      5.19
                  62                5.84                      5.69                      5.25
                  63                5.98                      5.81                      5.31
                  64                6.14                      5.94                      5.38

                  65                6.30                      6.07                      5.44
                  66                6.48                      6.21                      5.50
                  67                6.66                      6.36                      5.56
                  68                6.86                      6.51                      5.61
                  69                7.08                      6.67                      5.66

                  70                7.31                      6.83                      5.71
                  71                7.56                      7.00                      5.75
                  72                7.83                      7.17                      5.79
                  73                8.12                      7.35                      5.83
                  74                8.43                      7.53                      5.86

                  75                8.77                      7.72                      5.89
                  76                9.13                      7.90                      5.91
                  77                9.52                      8.08                      5.93
                  78                9.94                      8.26                      5.95
                  79               10.40                      8.44                      5.96

                  80               10.88                      8.61                      5.97
                  81               11.41                      8.77                      5.98
                  82               11.98                      8.93                      5.99
                  83               12.58                      9.07                      5.99
                  84               13.23                      9.20                      5.99

                  85               13.92                      9.33                      6.00

Option 4 - Fixed Joint and Survivor Life Annuity
--------------------------------------------------------------------------------

                      Age            50      55       60       65       70       75      80       85      Age
                       50           4.21    4.31     4.41     4.49     4.55     4.60    4.63     4.65      50
                       55           4.31    4.47     4.61     4.74     4.84     4.92    4.98     5.01      55
                       60           4.41    4.61     4.82     5.02     5.19     5.32    5.42     5.49      60

                       65           4.49    4.74     5.02     5.30     5.58     5.81    5.99     6.12      65
                       70           4.55    4.84     5.19     5.58     5.98     6.37    6.69     6.93      70
                       75           4.60    4.92     5.32     5.81     6.37     6.95    7.50     7.95      75
                       80           4.63    4.98     5.42     5.99     6.69     7.50    8.36     9.14      80
                       85           4.65    5.01     5.49     6.12     6.93     7.95    9.14     10.37     85

Section 7 - Payment on Death


A002765P

      Death payments described in this Section shall be payable upon the earlier of:

      (1) the death of the Annuitant, or

      (2) the death of the Owner (other than the trustee of a Qualified Plan).

      Death Before The Annuity Date. Upon receipt of due proof of death prior to the Annuity Date, Penn Mutual will pay to the beneficiary the greatest of:

      (1) The sum of all Purchase Payments adjusted for withdrawals and contract transfers,

      (2) The Contract Value on the date of receipt of such proof of death, or

      (3) The sum of (i) the Fixed Account Value on the date of death and (ii) the Variable Account Value as of the Contract Date, or, if later, the most recent seven year anniversary of the contract occurring before the Owner's 81st birthday, increased by subsequent Purchase Payments and transfers to the contract and reduced by subsequent withdrawals and transfers from the contract.

      If the beneficiary is not the decedent's spouse, the beneficiary can choose an Annuity Option for death payments. The Option must provide for payments over the beneficiary's life or over a period not longer than the beneficiary's life expectancy. Payments shall begin within one year after the date of death. If payment is made in a lump sum, such payment shall be made within five years after the date of death.

      If the beneficiary is the decedent's surviving spouse the surviving spouse shall become the owner of this contract.

      Death After The Annuity Date. If death occurs after the Annuity Date, the amount payable, if any, will be according to the annuity option in force.

      The premature withdrawal Charge set forth in Section 6 and the Contingent Deferred Sales Charge set forth in Section 9 shall not apply to any Payment on Death.

Section 8 - Transfer to or from Another Contract

      Transfer to Another Annuity Contract. All or part of the Contract Value may be transferred to another annuity contract issued by Penn Mutual, provided that the Owner of both contracts is the same trustee(s) of the same Qualified Plan. The amount of such transfer may not exceed the amount of forfeiture upon termination of the annuitant's participation in the plan.

      Transfer from Another Annuity Contract. The Owner may make transfers to this contract from another annuity contract issued by Penn Mutual which provides for such transfers, subject to the limits set forth in that contract.

Section 9 - Withdrawal

      Withdrawal. Prior to the earlier of the Annuity Date or the first death to occur of the Owner or the Annuitant, the Owner may withdraw all or part of the Contract Value. After the Annuity Date if Option 1 in Section 5 or
      Section 6 is in force, the payee may withdraw the present value of the annuity payments remaining to be made.

      For full withdrawal, this contract must be surrendered to Penn Mutual. For partial withdrawals of the Contract Value, the withdrawal must be at least $250. The amount remaining under the contract must be at least $250.

      Free Withdrawal. Once in any Contract Year on or after the last day of the first Contract Year and before the Annuity Date the Owner may withdraw from the contract an amount equal to 10% of the Contract Value as of the date of withdrawal free from Contingent Deferred Sales Charge.

A002766P

      The Owner may at any time withdraw all or any part of the Contract Value free from Contingent Deferred Sales Charge if (i) the Owner in a Nonqualified Plan, or the Annuitant in a Qualified Plan, is then disabled as defined in Section 72(m)(7) of the Internal Revenue Code and as applied under the Social Security Act, (ii) the disability began after the Contract Date and (iii) the disability has continued without interruption for four months.

      Contingent Deferred Sales Charge. This charge, if applicable, will be deducted from amounts withdrawn from the contract. The charge will be a percentage of any amount withdrawn in excess of a 10% Free Withdrawal in accordance with the applicable table below. This charge will not apply to any disability Free Withdrawal, any Payment on Death or any Variable or Fixed Annuity Payments.

      If no Purchase Payments have been made after the first contract year:

      Contract Years:   1      2       3        4        5        6        7       8+
      Charge:           7%     6%      5%       4%       3%       2%       1%      0

      If Purchase Payments have been made in any contract year after the first:

      Contract Years:   1      2       3        4        5        6        7       8        9        10       11+
      Charge:           7%     6%      5%       4%       3.5%     3%       2.5%    2%       1.5%     1%       0

      The sum of the Contingent Deferred Sales Charge and the Premature Withdrawal Charge deducted from an amount withdrawn from the Fixed Account will never exceed 10% (or such lesser percentage as may be the maximum in the jurisdiction in which this contract is issued) of the amount withdrawn from the Fixed Account.

      The cumulative sum of Contingent Deferred Sales Charges deducted from amounts withdrawn from the Variable Account will never exceed 8 1/2% of the total of all Purchase Payments credited to or transferred to the Variable Account.

      Payment of Withdrawals. Unless the Owner directs otherwise, partial withdrawals prior to the Annuity Date, and applicable charges, will be deducted from accounts within the Fixed and Variable Accounts in the following order:

      first from the Fixed Holding Account;

      next from each subaccount of each investment account of the Separate Account in the ratio of the Owner's interest in each subaccount to the Variable Account Value;

      next from the One Year Guaranteed Account;

      next from the Three Year Guaranteed Account;

      next from the Five Year Guaranteed Account; and

      finally from the Seven Year Guaranteed Account.

      Partial withdrawal of amounts held under the One Year, Three Year, Five Year and Seven Year Guaranteed Accounts will be made from amounts most recently allocated to the account.

                                                                       Page 18
A002767P
Section 10 - Miscellaneous


      Beneficiary. The beneficiary is the person who is to receive:

      (1) Payment on death of the Owner or the Annuitant prior to the Annuity Date, or

      (2) Remaining payments under specified or guaranteed annuity periods, if any, on death of the payee on or after the Annuity Date.

      The Owner shall choose the beneficiary in the application. The Owner may change the beneficiary at any time before the death of the Owner or the Annuitant, whichever occurs first.

      If no beneficiary survives the first to die of the Owner or the Annuitant, payment will be made to the Owner or the Owner's estate. The estate of a beneficiary who dies before the first to die of the Owner or the Annuitant shall have no rights under this contract.

      Ownership of Contract. The Owner must be named in the application.

      Upon notice to Penn Mutual the Owner may assign the contract to a new
      Owner.

      Deferment of Transfers and Payments. Transfers and payments of withdrawals from the Variable Account will be made within seven days after receipt by Penn Mutual of all documents required for such transfer or payment. However, Penn Mutual may defer a transfer, a withdrawal, the Annuity Date or annuity payments under the Variable Account Provisions of Section 5, if:

      (1) The New York Stock Exchange is closed (other than customary weekend and holiday closings);

      (2) Trading on the New York Stock Exchange is restricted;

      (3) An emergency exists such that it is not reasonably practical to dispose of securities held in the Separate Account or to fairly determine the value of its assets; or

      (4) The Securities and Exchange Commission by order so permits for the protection of security holders.

      Conditions in (2) and (3) will be decided by, or in accordance with rules of, the Securities and Exchange Commission.

      Penn Mutual may defer a transfer or withdrawal from the Fixed Account for a period not exceeding six months, if it reasonably determines that investment conditions are such that an orderly sale of assets held as part of general assets is not possible.

      Incontestability. No material misstatement made by the applicant will void the contract unless it is contained in the written application attached to the contract. The contract will be incontestable after it has been in force for 2 years from the Contract Date.

      Misstatement of Age. If the age of the Annuitant or a joint payee is misstated, any amount payable under this contract will be that amount which the Purchase Payments paid would have purchased on the basis of the correct age.

      If the annuity payments have been overpaid because the age of the Annuitant or joint payee has been misstated, the amount overpaid, with interest at the rate of 6% per year compounded annually, will be charged against the payments still to be made under this contract.

      If the annuity payments have been underpaid because the age of the Annuitant or joint payee has been misstated, the amount underpaid, with interest at the rate of 6% per year compounded annually, will be paid in full with the next payment due under this contract.

      Proof of Age and Survival. Penn Mutual may require satisfactory proof of correct age at any time. If any payment under this contract depends on the payee being alive, Penn Mutual may require satisfactory proof of survival.

A002768P

      The Contract. The contract, any endorsements, and its attached application are the entire contract. It is issued in consideration of the application and Purchase Payments.

      Only the President, a Vice President, Pension Actuary or Secretary of Penn Mutual may change the contract. Any change must be in writing.

      At any time, Penn Mutual may make such changes in this contract as are required to make it conform with any law or regulation issued by any government agency to which it is subject.

      Participating Contract. The contract may participate in divisible surplus of Penn Mutual. Divisible surplus, if any, to be apportioned to the contract shall be apportioned annually and shall be paid in cash or credited to the Contract Value at the end of the contract year. No divisible surplus is expected to be apportioned to this contract in the foreseeable future.

      Dates. Contract years and anniversaries are measured from the Contract
      Date.

      Notices Changes and Choices. To be effective, all notices, changes and choices which the Owner may make under the contract must be in writing, on a form provided or approved by Penn Mutual, signed and received by Penn Mutual at its Home Office or designated service office. If acceptable to Penn Mutual, notices, changes and choices relating to beneficiaries and ownership will take effect as of the date signed unless Penn Mutual has already acted in reliance on the prior status. Penn Mutual is not responsible for their validity.

      Contract Payments. All sums payable to or by Penn Mutual are payable at its designated service office.

      Protection of Proceeds. Payments under this contract may not be assigned by the payee prior to their due dates. To the extent allowed by law, payments are not subject to legal process for debts of a payee.

      Compliance with Minimum Value Requirements. Annuity, death and withdrawal benefits are not less than the minimum benefits required under applicable laws and regulations of the jurisdiction in which this contract is delivered.

      The benefits provided under this contract are increased by interest credited in excess of the guaranteed minimums, if any.

      Periodic Reports. As required by federal and state law and at least once each year Penn Mutual will furnish the Owner a periodic report on the Separate Account, the Variable Account Value, the number of Accumulation Units, the value per Accumulation Unit and the Fixed Account Value.

                       TABLE OF GUARANTEED CONTRACT VALUES



A002694P

                                           GUARANTEED          GUARANTEED          GUARANTEED         GUARANTEED
                       GUARANTEED            CONTRACT            CONTRACT            CONTRACT           CONTRACT
                         CONTRACT               VALUE               VALUE               VALUE              VALUE             TOTAL
                            VALUE              1 YEAR              3 YEAR              5 YEAR             7 YEAR         GUARANTEE
                    FIXED HOLDING           GUARANTEE           GUARANTEE           GUARANTEE          GUARANTEE          CONTRACT
                          ACCOUNT             ACCOUNT             ACCOUNT             ACCOUNT            ACCOUNT             VALUE


                       TABLE OF GUARANTEED CONTRACT VALUES


A002695P

                                           GUARANTEED          GUARANTEED          GUARANTEED         GUARANTEED
                       GUARANTEED            CONTRACT            CONTRACT            CONTRACT           CONTRACT
                         CONTRACT               VALUE               VALUE               VALUE              VALUE             TOTAL
                            VALUE              1 YEAR              3 YEAR              5 YEAR             7 YEAR         GUARANTEE
                    FIXED HOLDING           GUARANTEE           GUARANTEE           GUARANTEE          GUARANTEE          CONTRACT
                          ACCOUNT             ACCOUNT             ACCOUNT             ACCOUNT            ACCOUNT             VALUE


                   CALCULATION OF GUARANTEED WITHDRAWAL VALUES


A002777P
I. SUPPOSE YOU PLACE $1,000.00 ANNUALLY INTO THE 3 YEAR GUARANTEED ACCOUNT. THE GUARANTEED INTEREST RATE ON THE FIRST DEPOSIT IS 8.00% FOR THE FIRST THREE YEARS. FOLLOWING ISSUE, DEPOSITS AND FUNDS MATURING EARN 4.00% (THE MINIMUM CONTRACT GUARANTEE) FOR THREE YEARS FROM DEPOSIT OR MATURITY, RESPECTIVELY.

AT THE END OF YEAR ONE THE FOLLOWING VALUES WOULD APPLY:

GUARANTEED CONTRACT VALUE:                             $1080.00
FREE WITHDRAWAL:                                       1080.00*(0.10)= $108.00
CONTINGENT DEFERRED SALES CHARGE:                      (1080.00-108.00)*(0.07) = $68.04
PREMATURE WITHDRAWAL CHARGE:
   AMOUNT MATURING:                                    $0.00
   AMOUNT TO WHICH CHARGE APPLIES:                     (1080.00-(GREATER OF (108.00 OR 000))) = $972.00
   APPLICABLE INTEREST RATE:                           8.00%  (1)
   CALCULATED CHARGE:                                  (1080.00-108.00)*(0.08)*(0.25) = $19.44
   2% OF GUARANTEED CONTRACT VALUE:                    1080.00*(0.02) = $21.60
   ACTUAL CHARGE:                                      LESSER OF (19.44 OR 21.60) = $19.44  (2)
GUARANTEED WITHDRAWAL VALUE:                           1080.00-68.04-19.44 = $992.52

  (1) MOST RECENT INTEREST GUARANTEE ON AN AMOUNT TO WHICH THE CHARGE APPLIES.
  (2) EXCEPT ON NONFORFEITURE DATE WHERE THE CHARGE IS EXACTLY 2.00% OF
      THE GUARANTEED CONTRACT VALUE.

--------------------------------------------------------------------------------

II. SUPPOSE YOU PLACE $1,000.00 ANNUALLY INTO THE 5 YEAR GUARANTEED ACCOUNT. THE GUARANTEED INTEREST RATE ON THE FIRST DEPOSIT IS 9.00% FOR THE FIRST FIVE YEARS. FOLLOWING ISSUE, DEPOSITS AND FUNDS MATURING EARN 4.00% (THE MINIMUM CONTRACT GUARANTEE) FOR FIVE YEARS FROM DEPOSIT OR MATURITY, RESPECTIVELY.

AT THE END OF YEAR FIFTEEN THE FOLLOWING VALUES WOULD APPLY:

GUARANTEED CONTRACT VALUE:                             $21301.13
FREE WITHDRAWAL:                                       21301.13*(0.10)= $2130.11
CONTINGENT DEFERRED SALES CHARGE:                      (21301.13-2130.11)*(0.00) = $0.00
PREMATURE WITHDRAWAL CHARGE:
   AMOUNT MATURING:                                    1000*((1.09)^5*(1.04)^10+(1.04)^10+(1.04^5)=$4974.44
   AMOUNT TO WHICH CHARGE APPLIES:                     (21301.13-(GREATER OF (2130.11 OR 4974.44))) =
          $16326.69
   APPLICABLE INTEREST RATE:                           4.00%  (1)
   CALCULATED CHARGE:                                  16326.69*(0.04)*(0.50) = $326.53
   2% OF GUARANTEED CONTRACT VALUE:                    21301.13*(0.02) = $426.02
   ACTUAL CHARGE:                                      LESSER OF (326.53 OR 426.02) = $326.53  (2)
GUARANTEED WITHDRAWAL VALUE:                           21301.13-0.00-326.53 = $20974.60

   (1) MOST RECENT INTEREST GUARANTEE ON AN AMOUNT TO WHICH THE CHARGE APPLIES.
   (2) EXCEPT ON NONFORFEITURE DATE WHERE THE CHARGE IS EXACTLY 2.00% OF
       THE GUARANTEED CONTRACT VALUE.

                   CALCULATION OF GUARANTEED WITHDRAWAL VALUES


A002778P
III. SUPPOSE YOU PLACE A SINGLE DEPOSIT OF $100,000.00 INTO THE 7 YEAR GUARANTEED ACCOUNT. THE GUARANTEED INTEREST RATE ON THE FIRST DEPOSIT IS 10.00% FOR THE FIRST SEVEN YEARS. MATURING FUNDS EARN 4.00% (THE MINIMUM CONTRACT GUARANTEE) FOR SEVEN YEARS FROM MATURITY.

AT THE END OF YEAR SIX THE FOLLOWING VALUES WOULD APPLY:

GUARANTEED CONTRACT VALUE:                             $177156.10
FREE WITHDRAWAL:                                       177156.10*(0.10)= $17715.61
CONTINGENT DEFERRED SALES CHARGE:                      (177156.10-17715.61)*(0.02) = $3188.81
PREMATURE WITHDRAWAL CHARGE:
   AMOUNT MATURING:                                    $0.00
   AMOUNT TO WHICH CHARGE APPLIES:                     (177156.10-(GREATER OF (17715.61 OR 0.00))) = $3188.81
   APPLICABLE INTEREST RATE:                           10.00%  (1)
   CALCULATED CHARGE:                                  159440.49*(0.10)*(0.50) = $7972.02
   2% OF GUARANTEED CONTRACT VALUE:                    177156.10*(0.02) = $3543.12
   ACTUAL CHARGE:                                      LESSER OF (7972.02 OR 3543.21) = $3543.12  (2)
GUARANTEED WITHDRAWAL VALUE:                           177156.10-3188.81-3543.12 = $170424.17

   (1) MOST RECENT INTEREST GUARANTEE ON AN AMOUNT TO WHICH THE CHARGE APPLIES.
   (2) EXCEPT ON NONFORFEITURE DATE WHERE THE CHARGE IS EXACTLY 2.00% OF
       THE GUARANTEED CONTRACT VALUE.

--------------------------------------------------------------------------------

A002779B
Please notify Penn Mutual promptly of any change in address.

Annual Election - Penn Mutual is a mutual life insurance company. It has no stockholders. The Owner of this contract is a member of Penn Mutual while this contract is in force during the life of the Annuitant before the Annuity Date and before total withdrawal of the Contract Value. Members have the right to vote in person or by proxy at the annual election of Trustees held at the Home Office, Independence Square, Philadelphia, Pennsylvania, on the first Tuesday of March. If more information is desired, it may be obtained from the Secretary.








VALUES AND PAYMENTS UNDER THIS CONTRACT, WHEN BASED UPON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.






                                     Individual Variable and Fixed
                                     Annuity Contract
                                     Flexible Purchase Payments

                                     o Annuity Payments payable on Annuity Date
                                     o Flexible Purchase Payments payable until
                                       Annuity Date
                                     o Participating


The Penn Mutual Life Insurance Company, Independence Square, Philadelphia, Pennsylvania 19172

DV-790